FOURTH AMENDMENT TO

CREDIT CARD PROGRAM AGREEMENT

This FOURTH AMENDMENT TO CREDIT CARD PROGRAM AGREEMENT (this “Fourth Amendment”) is  effective as of August 1, 2008 (the “Effective Date”), by and among Macy's, Inc., f/k/a Federated Department Stores, Inc., a Delaware corporation, (“Macy's, Inc.”), FDS Bank, a federally-chartered stock savings bank (“FDS Bank”), Macy's Credit and Customer Services, Inc., f/k/a FACS Group, Inc., an Ohio corporation (“MCCS”), Macy’s Department Stores, Inc., an Ohio corporation (“Macy’s”), Bloomingdale’s, Inc., an Ohio corporation (“Bloomingdale’s”) (collectively the "Macy's Companies"), and Department Stores National Bank, a national banking association, as assignee of Citibank, N.A. (“Bank”).

WHEREAS, the Macy's Companies and Bank are parties to a certain Credit Card Program Agreement dated as of June 1, 2005, as amended pursuant to amendments effective October 24, 2005, May 19, 2006 and a restated amendment effective February 3, 2008, respectively, and as further amended by restated letter agreements effective December 18, 2006, March 22, 2007, April 6, 2007 and June 1, 2007, respectively (as so amended, the “Program Agreement”), whereby Bank and the Macy's Companies operate a credit card program (the "Program"), as more fully described in the Program Agreement;

WHEREAS, the parties hereto desire to amend the Program Agreement in accordance with Section 18.5 of the Program Agreement, effective as of the Effective Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.         Defined Terms.  Capitalized terms used without definition in this Fourth Amendment have the meanings assigned to them in the Program Agreement.

2.         Amendment of Section 1.1.

(a)        Section 1.1 of the Program Agreement is hereby amended by deleting in its entirety the term (and the related definition for) “FDS Marketing Commitment”.

(b)                Section 1.1 of the Program Agreement is hereby amended by deleting in its entirety the term “Net Credit Sales” and substituting in its place the following new definition:

“Net Credit Sales” means, for any Fiscal Year, Fiscal Month or Business Day, an amount equal to (i) gross credit sales on Accounts (including gift card sales, sales tax, delivery charges, Licensee sales and any other amount included in the full amount charged by Cardholders) during such Fiscal Year, Fiscal Month or Business Day, minus (ii) the sum of credits for returned goods and cancelled services and other credits granted at the point of sale (such as concessions, discounts and adjustments) on Accounts during such Fiscal Year, Fiscal Month or Business Day.”

(c)        Section 1.1 of the Program Agreement is hereby amended by deleting in its entirety the term (and the related definition for) “FDS Revenue Share” and substituting in its place the following new definition:

“FDS Revenue Share” means the sum of the Net Credit Sale Share and Additional Net Credit Sale Share payments (as set forth on Schedule 9.3(a)(i)) plus the New Account Payments (as set forth on Schedule 9.3(a)).”

3.                  Amendment of Schedule 1.1(i).

Schedule 1.1(i) of the Program Agreement is hereby amended by deleting it in its entirety the form of Program P&L contained in such Schedule and replacing it with the new form of Program P&L, attached hereto.

4.                  Amendment of Schedule 1.1(l).

Schedule 1.1(l) of the Program Agreement is hereby amended by deleting it in its entirety and replacing it with the new Schedule 1.1(l), attached hereto.

5.                  Amendment of Section 3.2(d).

Section 3.2(d) is hereby amended by adding to the end thereof the following new subsection 3.2(d)(xv):

“(xv)     determine, on an annual basis as part of approving the Budget and Business Plan, the amount of the Additional Net Credit Sale Share payable pursuant to Schedule 9.3(a)(i).

6.                  Amendment of Schedule 3.2(f).

Schedule 3.2(f) of the Program Agreement is hereby amended by deleting it in its entirety and replacing it with the new Schedule 3.2(f), attached hereto.

7.                  Amendment of Section 5.2.

Section 5.2 is hereby amended:

(a)                           by deleting in their  entirety subsections 5.2(a) and 5.2(b); and

(b)                           by deleting in its entirety subsection 5.2(d) and replacing it with the new Section 5.2(d) as follows:

“(d) Any proposed expenditure in excess of the Additional Marketing Commitment for any Fiscal Year shall require the prior approval of the Operating Committee (which at the time of granting any such approval shall approve the treatment of such excess expenditures).”

(c)                           by deleting in its entirety subsection 5.2(e) and replacing it with the new Section 5.2(e) as follows:

“(e)            For the avoidance of doubt, except as otherwise expressly provided in Section 5.4, the Additional Marketing Commitment shall not be used to fund the activities described in Section 5.4 or any other marketing initiatives approved by the Operating Committee pursuant to a Marketing Plan that allocates such costs to Bank.”

8.                  Amendment of Schedule 9.2(a).

Schedule 9.2(a) of the Program Agreement is hereby amended by deleting it in its entirety and replacing it with the new Schedule 9.2(a), attached hereto.

9.                  Amendment of Schedule 9.3(a).

Schedule 9.3(a) of the Program Agreement is hereby amended by deleting it in its entirety and replacing it with the new Schedule 9.3(a), attached hereto.

10.       Amendment of Schedule 9.3(a)(i).

Schedule 9.3(a)(i) of the Program Agreement is hereby amended by deleting it in its entirety and replacing it with the new Schedule 9.3(a)(i), attached hereto.

11.       Capacity; Authorization; Validity.

(a)        Macy's, Inc. hereby represents and warrants to Bank as of the date hereof that:

                        (i)  Each Macy's Company has all necessary corporate or similar power and authority to (A) execute and enter into this Fourth Amendment and (B) perform the obligations required of such Macy's Company hereunder and the other documents, instruments and agreements to be executed and delivered by such Macy's Company pursuant hereto.

                        (ii)  The execution and delivery by the Macy's Companies of this Fourth Amendment and all documents, instruments and agreements executed and delivered by the Macy's Companies pursuant hereto, and the consummation by the Macy's Companies of the transactions specified herein, have been duly and validly authorized and approved by all necessary corporate or similar actions of the Macy's Companies.

                        (iii)  This Fourth Amendment (A) has been duly executed and delivered by the Macy's Companies, (B) constitutes the valid and legally binding obligation of the Macy's Companies, and (C) is enforceable against the Macy's Companies in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and by general equity principles including those respecting the availability of specific performance).

(b)        Bank hereby represents and warrants to the Macy's Companies as of the date hereof:

            (i)         Bank has all necessary corporate or similar power and authority to (A) execute and enter into this Fourth Amendment and (B) perform the obligations required of it hereunder and the other documents, instruments and agreements to be executed and delivered by Bank pursuant hereto.

            (ii)        The execution and delivery by Bank of this Fourth Amendment and all documents, instruments and agreements executed and delivered by Bank pursuant hereto, and the consummation by Bank of the transactions specified herein, has been duly and validly authorized and approved by all necessary corporate or similar actions of Bank.

            (iii)       This Fourth Amendment (A) has been duly executed and delivered by Bank, (B) constitutes the valid and legally binding obligation of Bank and (C) is enforceable against Bank in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and by general equity principles including those respecting the availability of specific performance).

12.       Effect of Amendment.  This Fourth Amendment is effective as of the Effective Date and is hereby incorporated into and made a part of the Program Agreement.  Except as amended by this Fourth Amendment, all terms and provisions of the Program Agreement shall continue and remain in full force and effect and binding upon the Parties thereto.

13.       Binding Effect.  This Fourth Amendment shall be binding in all respects and inure to the benefit of the successors and permitted assigns of the parties hereto.

14.       Governing Law.  This Fourth Amendment and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made to be performed within such State and applicable federal law.

15.              Counterparts/Facsimiles.  This Fourth Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument, but in making proof of this Fourth Amendment, it shall not be necessary to produce or account for more than one such counterpart.  Any facsimile of an executed counterpart shall be deemed an original.

[Signatures appear on following page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Fourth Amendment to be duly executed as of the date first above written.

Department Stores National Bank,

By:  /s/ Douglas C. Morrison

        Name: Douglas C. Morrison
Title:  Citi Cards Vice President and Chief Fin. Officer

                                                                                    Sioux Falls, SD

MACY'S, INC.

By:  /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title:  Senior Vice President, General Counsel & Secretary

FDS BANK

By:  /s/ Teresa Huxel
Name: Teresa Huxel
Title:  President

MACY'S CREDIT AND CUSTOMER SERVICES, INC.

By:  /s/ Teresa Huxel
Name: Teresa Huxel
Title: SVP & CFO

MACY’S DEPARTMENT STORES, INC.

By:  /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title:  President

BLOOMINGDALES, INC.

By:  /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title:  Vice President